EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Participants and Administrator
Ryder System, Inc. 401(k) Savings Plan:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134113) of Ryder System, Inc. of our report dated June 25, 2007 relating to the financial statements of the Ryder System, Inc. 401 (k) Savings Plan as of December 31, 2006, and for the year then ended, and the supplementary information included in Schedule I, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
June 28, 2007

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